EXHIBIT  20  DEFINITIVE  PROXY  STATEMENT  TO  SHAREHOLDERS
SCHEDULE  14A  INFORMATION
Proxy  Statement  Pursuant  to  Section  14(a) of the Securities Exchange Act of
1934
(Amendment  No.  )
Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[  ]  Confidential,  for  use  of the Commission Only (as permitted by Rule 14a-
    6(e)(2)
[x]  Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant to Rule 240. 14a-11 (c) or Rule 240. 14a-12

      CANANDAIGUA  NATIONAL  CORPORATION
(NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)

(NAME  OF  PERSON  (S)  FILING  PROXY  STATEMENT,  IF  OTHER  THAN  REGISTRANT)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[x]  No  fee  required
[  ]  Fee  computed  on table below per Exchange Act Rules 14a-6(i) (1) and 0-11
(1)  Title  of  each  class  of  securities  to  which  transaction  applies:
      Not  Applicable
(2)  Aggregate  number  of  securities  to  which  transaction  applies:
      Not  Applicable
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      Not  Applicable
(4)  Proposed  maximum  aggregate  value  of  transaction:
      Not  Applicable
(5)  Total  fee  paid:
      Not  Applicable

[  ]  Fee  paid  previously  with  preliminary  materials.
[  ]  Check  box  if  any  part of the fee is offset as provided by Exchange Act
Rule O-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount  Previously  Paid:
      Not  Applicable
(2)  Form,  Schedule  or  Registration  Statement  No.:
      Not  Applicable
(3)  Filing  Party:
      Not  Applicable
(4)  Date  Filed:
      Not  Applicable

                     CANANDAIGUA  NATIONAL  CORPORATION
                      ANNUAL  MEETING  OF  STOCKHOLDERS
                               MARCH  15,  2000

              THIS  PROXY  IS  SOLICITED  BY  THE  BOARD  OF  DIRECTORS  OF
                     CANANDAIGUA  NATIONAL  CORPORATION

The undersigned hereby appoints Robert J. Craugh and James A. Avery, jointly and severally, proxies, with power of substitution, to represent and to vote at the Annual Meeting of Stockholders (including adjournments) of CANANDAIGUA NATIONAL CORPORATION, to be held on March 15, 2000 at 1:00 p.m., at the Offices of the Corporation, 72 South Main Street, Canandaigua, New York, with all powers the undersigned would possess if personally present, as specified on the ballot below and in accordance with their discretion for any other business that may come before the meeting or any adjournment thereof, and the undersigned hereby revokes all proxies previously given by the undersigned with respect to the shares of common stock covered hereby.

Unless a contrary choice is specified, this proxy will be voted "FOR" Items 1 and 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTORS' PROPOSALS TO:

  1.   Elect  three  Class  1  Directors  for  terms  of  three  years.
       NOMINEES: CAROLINE C. SHIPLEY, GEORGE W. HAMLIN, IV AND DAVID HAMLIN, JR.

            []  FOR          []  AGAINST            []  ABSTAIN

       TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A SINGLE LINE THROUGH
         THE  NAME  OF  THAT  NOMINEE.

  2. Transact such other business as may properly come before the meeting or any adjournment thereof.

            []  FOR          []  AGAINST            []  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ALL MATTERS REFERRED TO IN ITEM 2.

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary or in a representative capacity, please add your title as such. If signing as power of attorney or in any other representative capacity, please provide proof of such capacity. If a partnership, please sign in partnership name by authorized person. If a corporation, please sign in full corporate name by authorized officer, giving title.

Receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement dated February 28, 2000, and the 1999 Annual Report is hereby acknowledged.

Date  _______________,  2000

                                                   ----------------------------
                                                   Signature


                                                   ----------------------------
                                                   Signature  if  held  jointly
                                                   Please  sign,  date,  and
                                                     promptly  return  the proxy
                                                     in  the  enclosed envelope.

                  CANANDAIGUA  NATIONAL  CORPORATION
                       72  SOUTH  MAIN  STREET
                    CANANDAIGUA,  NEW  YORK  14424

  This Proxy Statement is being mailed to holders of common stock, in connection with solicitation of proxies by the Board of Directors of Canandaigua National Corporation for use at the Annual Meeting of Stockholders to be held March 15, 2000 at 1:00 p.m. at the Offices of the Corporation, 72 South Main Street, Canandaigua, NY 14424 and any adjournment thereof. Each proxy that is properly executed and returned will be voted at the meeting and, if a choice is specified therein, will be voted in accordance with the specification made. If no choice is specified, it will be voted in favor of the proposals set forth in the notice enclosed herewith. Any proxy may be revoked by the person giving it at any time prior to its exercise.

  Only stockholders of record as of the close of business on January 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 158,483 shares of common stock, par value $50 per share. Each share of common stock is entitled to one vote. A quorum will consist of the holders of not less than a majority of the shares entitled to vote, present either in person or by proxy.

  This Proxy Statement and the accompanying proxy are being mailed by first-class mail on February 28, 2000.

  All expenses incurred in connection with the solicitation of proxies will be borne by the Corporation. It is estimated that the cost of this solicitation of security holders will be approximately $5,080.

          STOCK  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

Principal  Beneficial  Owners  of  Common  Stock
------------------------------------------------

  A) The following table sets forth, as of January 31, 2000, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner ("beneficial ownership" as used in this Proxy Statement is defined in Rule 13d-3 under the Securities Exchange Act of
1934) of more than 5% of the Corporation's outstanding common stock, the number of shares beneficially owned, and the percentage of the Corporation's outstanding common stock so owned and the percentage of class of the Corporation's common stock beneficially owned by all Directors and Principal
Officers  of  the  Corporation  as  a  group:



Shares of Common  Percent of
----------------  -----------
Name and Address                          Stock Owned        Class
--------------------------------------  ----------------  -----------
All Directors and Principal Officers
of Corporation as a Group (12 persons)         13,159(1)       8.30 %


(1)  Includes  shares  set  forth  in  footnotes  to  Table  B

As of January 31, 2000, the Trust Department of The Canandaigua National Bank and Trust Company held in various fiduciary capacities 44,569 shares or 28.12 % of the outstanding shares. The Trust Department of the bank has the power to vote 11,868 of these shares.









1                                                           Page  73





B) Beneficial Ownership by Directors and Principal Officers: The following table sets forth as of January 31, 2000, the amount and percentage of the common stock of the Corporation beneficially owned by each Director and each Principal
Officer.



Shares of Common  Percent of
Name and Address          Stock Owned        Class
----------------------  ----------------  -----------
Patricia A. Boland                    50        .03 %
Canandaigua, NY

David Hamlin, Jr.                    150        .09 %
Bloomfield, NY

Frank H. Hamlin                    5,277       3.33 %
Naples, NY

George W. Hamlin, IV               1,803       1.14 %
Canandaigua, NY

Stephen D. Hamlin                  1,500        .95 %
Canandaigua, NY

James S. Fralick                     100        .06 %
Canandaigua, NY

Richard P. Miller, Jr.                20        .01 %
Naples, NY

Caroline C. Shipley                  116        .07 %
Canandaigua, NY

Alan J. Stone                      3,804       2.40 %
Honeoye, NY

Gregory S. MacKay                    118        .07 %
Canandaigua, NY

Robert G. Sheridan                    68        .04 %
Canandaigua, NY

Daniel P. Fuller                     153        .10 %
Canandaigua, NY


David Hamlin Jr. shares include 70 shares in his self-directed IRA held by subsidiary bank.

George W. Hamlin, IV shares include 161 shares owned individually by his spouse. Mr. Hamlin has the option to acquire 825 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement

Stephen  D.  Hamlin  shares include 410 shares owned individually by his spouse.

Alan J. Stone shares include 475 shares owned by his IRA held by subsidiary bank, 50 shares owned individually by his spouse, 83 shares owned by her IRA held by the subsidiary bank and 326 shares owned by his three children under Trust Agreements.

2                                                           Page  74

Gregory S. MacKay shares include 1 share owned individually by his spouse, 59 shares owned by his IRA held by subsidiary bank and 16 shares owned by his two children. Mr. MacKay has the option to acquire 105 shares under the terms of the Company's 1998 Stock Option Plan.

Robert G. Sheridan shares include 18 shares owned as custodian for his three children under New York Uniform Transfers to Minors Act and 10 shares owned by his IRA held by subsidiary bank. Mr. Sheridan has the option to acquire 270 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of the Proxy Statement.

Daniel  P.  Fuller shares include 25 shares owned individually by his spouse and
86     shares  owned  as  custodian  for  his  two  children  under  New  York
Uniform
Transfers  to  Minors  Act.

                         ELECTION  OF  DIRECTORS

The number of Directors to be elected at the 2000 Annual Meeting is three. Directors are elected annually by the stockholders to hold office for three Years and until their successors are elected and qualified. Management Has nominated as Directors, and recommends the election, of the three persons listed below. Nominees George W. Hamlin, IV and Caroline C. Shipley are members of the present Board and were first elected by the stockholders of the Corporation at the Annual Meeting held in 1984. Nominee David Hamlin, Jr. is a member of the present Board and was first elected by the stockholders of the Corporation at the Annual Meeting held in 1993. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If at the time of the Annual Meeting any of them becomes unavailable for election, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors. Management has no reason to believe that any substitute nominees will be required.

                INFORMATION  ON  DIRECTORS  AND  NOMINEES

                2000  Incumbent  Class  1  Directors  -  Term  Expiring  2000



                                     Year First Elected
                                      Or Appointed to:   Principal Occupation
Name                                        Age              Corporation       Bank    For Past Five Years
-----------------------------------  ------------------  --------------------  ----  ------------------------
Caroline C. Shipley                                  60                  1984  1984  Educator - Director
                                                                                     New York State School
                                                                                     Boards Association
                                                                                     January 1991- present;
                                                                                     Vice President 1995;
                                                                                     President 1996 -1997

George W. Hamlin, IV                                 58                  1984  1979  President, CEO, CRA and
                                                                                     Trust Officer - The
                                                                                     Canandaigua National Bank
                                                                                     and Trust Company - April
                                                                                     1979 - present; Director of
                                                                                     the Buffalo Branch Federal
                                                                                     Reserve Bank of New York -
                                                                                     1992 - 1996; Director of
                                                                                     Federal Reserve Bank of New
                                                                                     York -1997 - Present

David Hamlin, Jr.                                    56                  1993  1993  Farmer; Colonel, USAF
                                                                                     Retired












3                                                           Page  75

                    Class  3  Directors  -  Term  Expiring  2001

                                     Year First Elected
                                      Or Appointed to:   Principal Occupation
Name                                        Age              Corporation       Bank     For Past Five Years
-----------------------------------  ------------------  --------------------  ----  -------------------------
Robert G. Sheridan                                   51                  1984  1992  Senior Vice President and
                                                                                     Cashier - The Canandaigua
                                                                                     National Bank and Trust
                                                                                     Company - 1989 - present

Patricia A. Boland                                   64                  1986  1986  Retired Educator;
                                                                                     Retired Mayor - City of
                                                                                     Canandaigua

Alan J. Stone                                        59                  1986  1986  CEO Stone Construction
                                                                                     Equipment, Inc. until 1986;
                                                                                     Managing Partner - Stone
                                                                                     Properties July 1986 -
                                                                                     present; Chairman of the
                                                                                     Board - Canandaigua
                                                                                     National Corporation -
                                                                                     February 1994 - present

Richard P. Miller, Jr.                               56                  1998  1998  Senior Vice President &
                                                                                     Chief Operating Officer
                                                                                     University of Rochester
                                                                                     1996 - present.










































4                                                           Page  76

                              Class  2  Directors  -  Term  Expiring  2002

                                    Year First Elected
                                     Or Appointed to:   Principal Occupation
Name                                       Age              Corporation       Bank     For Past Five Years
----------------------------------  ------------------  --------------------  ----  -------------------------
Frank H. Hamlin                                     94                  1984  1948  Bank Director - Investor

Stephen D. Hamlin                                   63                  1984  1973  Chief Executive Officer -
                                                                                    Sonnenberg Gardens
                                                                                    February 1996 - present

James S. Fralick                                    57                  1998  1998  Adjunct Professor -
                                                                                    Syracuse University
                                                                                    1998 - present

Daniel P. Fuller                                    49                  1996  1996  President and General
                                                                                    Manager Bristol Mountain
                                                                                    Ski Resort - December 1984
                                                                                    to present

The  family relationships between the above-named Directors are as follows:  George Hamlin is the son of Frank
Hamlin.  Stephen  Hamlin  is the nephew of Frank Hamlin and first cousin of George Hamlin.  David Hamlin, Jr., is  a  first  cousin  once  removed  of  Frank  Hamlin  and  a  second  cousin  of  George and Stephen Hamlin.



                   COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

  The Directors of Canandaigua National Corporation and the Directors of The Canandaigua National Bank and Trust Company are the same persons.

  The Corporation does not have standing Examining, Compensation or Nominating Committees. These functions are performed by the following committees of The Canandaigua National Bank and Trust Company:

  The Examining Committee consists of five (5) Directors who are not employees of the subsidiary bank and who are appointed annually by the Board of Directors. Members of the Committee are:

  Caroline  C.  Shipley;     Frank  H.  Hamlin;      James  S.  Fralick
  David  Hamlin,  Jr.;       Patricia  A.  Boland

  The Examining Committee met seven (7) times during 1999 to supervise the internal audit and compliance activities of the Bank. The function of the Committee is to make or cause to be made suitable examinations every year and to insure that the Bank's activities are being conducted in accordance with the law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Examining Committee recommends to the Board of Directors the services of a reputable independent certified public accounting firm, and the Board of Directors then appoints the independent certified public accounting firm at the annual organizational meeting of Directors. The Committee receives and reviews the reports of the independent certified public accounting firm and presents them to the Board of Directors with comments and recommendations. At least once during each twelve-month period, this Committee makes audits of the Trust Department or causes audits to be made and ascertains whether an adequate review of all the assets in each trust has been made.










5                                                           Page  77

  The Officer's Compensation Committee consists of four (4) Directors who are not employees of the subsidiary bank and who are appointed by the Board of Directors each year. Members of the Committee are as follows:

  Daniel  P. Fuller;  Alan J. Stone; Caroline C. Shipley; Richard P. Miller, Jr.

  The Officers' Compensation Committee met six (6) times during 1999 to perform annual reviews of officers' performance. Based on the Committee's reviews, recommendations on officers' titles and salaries for the upcoming year are made to the Board of Directors for approval.

  The Nominating and Governance Committee consists of five (5) Directors who are not employees of the subsidiary bank and who are appointed by the Board of Directors each year. Members of the Committee are as follows:

  Patricia  Boland;   Daniel  P.  Fuller;       Caroline  C.  Shipley
  Alan  J.  Stone;     Richard  P.  Miller,  Jr.

  The Nominating and Governance Committee met four (4) times during 1999 to determine personal and professional qualifications for Board of Director candidates. The Committee reviews the qualifications of and interviews candidates for Director and makes recommendations to the Board of Directors for approval.

  In addition, the Board will consider recommendations submitted by stockholders. Any stockholder wishing to make such a recommendations should submit it to the Secretary of the Corporation. Notice of intention to make any nominations or other proposals, other than by the Board of Directors, must be made in writing and must be received by the Secretary of the Corporation no less than twenty (20) days prior to any meeting of stockholders called for the election of Directors. Such notification should contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the number of shares of common stock of the Corporation owned by the notifying stockholder.

  The Board of Directors of the Corporation held thirteen (13) meetings during 2000. No incumbent Director of the Bank or of the Corporation attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members.

                    BOARD  OF  DIRECTORS  COMPENSATION

  For the years 1999 and 1998, no compensation was paid to members of the Board of Directors of Canandaigua National Corporation. For the years 1999 and 1998, the Chairman of the Board of Directors of The Canandaigua National Bank and Trust Company was compensated at the rate of $450 per meeting attended and the remaining members were paid at the rate of $425 per meeting attended.




















6                                                           Page  78

                             PRINCIPAL  OFFICERS




  The  following  table  sets  forth  selected  information  about the Principal
Officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:



                                                  Number
                       Office and                of Shares
                       Position with    Held     Beneficially
Name                   Corporation     Since       Owned      Age
--------------------  -------------  ---------  ------------  ---
George W. Hamlin, IV  President           1984         1,803   58
Robert G. Sheridan    Secretary           1984            68   51
Gregory S. MacKay     Treasurer           1988           118   50



George W. Hamlin, IV shares include 161 shares owned individually by his spouse. Mr. Hamlin has the option to acquire 825 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement

Robert G. Sheridan shares include 18 shares owned as custodian for his three children under New York Uniform Gifts to Minors Act and 10 shares owned by his IRA held by subsidiary bank. Mr. Sheridan has the option to acquire 270 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of the Proxy Statement.

Gregory S. MacKay shares include 1 share owned individually by his spouse, 59 shares owned by his IRA held by subsidiary bank and 16 shares owned by his two children. Mr. MacKay has the option to acquire 105 shares under the terms of the Company's 1998 Stock Option Plan.

  All of the Principal Officers of the Corporation are officers of the subsidiary bank and have served as officers of the subsidiary bank for the past five (5) years.

                              EXECUTIVE  COMPENSATION
                            SUMMARY  COMPENSATION  TABLE

                                                 Annual Compensation                Long-Term Compensation
                                            --------------------------------   -----------------------------
                                                                                Awards  Other Compensation
                                                                                ------  ---------------------
                                                                      Other      SAR's     Defined
Name and                                                              Annual     PSA's   Contribution
Principal                                     Salary       Bonus    Compensation Stock     Plan         ESOP
Position                         Year           ($)          $)        ($)       Options    ($)          ($)
George W. Hamlin, IV             1997         233,201       None      6,993      See       20,960       1,716
President                        1998         248,951      18,826     7,316      Table     22,569       1,786
                                 1999         246,443      25,643     8,964      Below     18,042       1,870

Robert G. Sheridan               1997         100,048        None     2,953      See       14,158       1,073
Secretary                        1998         106,805       8,932     3,400      Table     15,255       1,192
                                 1999         105,729      13,788     3,489      Below     12,076       1,236














7                                                           Page  79

                      STOCK  APPRECIATION  RIGHTS  (SAR)
                         PHANTOM  STOCK  AWARDS  (PSA)



 The table set forth  below lists the value of the Stock Appreciation Rights and Phantom
Stock Awards as of  the date of award using the  highest of three different estimates of value: (1) the book value of the Corporation, (2) the appraised value of the stock using a  third-party  appraisal  of  the Corporation's  stock prepared  for the  Corporation's
Employee Stock Ownership  Plan, and (3) the  price at which the  Corporation's stock was bought and sold in private transactions for which the Corporation has information during the calendar quarter in which the award was made.  The Corporation does not have pricing information regarding all  private purchases  and sales of the  Corporation's stock, and the  shares of  the Corporation are  not listed on any national exchange nor traded over the  counter.  The  Stock Appreciation  Rights and  Phantom Stock  Awards are perpetual.
Stock  Appreciation  Rights are  exercisable after  five years  from the  date of award.
Phantom Stock Awards are exercisable by a recipient upon  reaching the age of 55 or upon attaining 15  years  of  continuous  full-time  employment  with the  company.  No Stock
Appreciation  Rights  nor  Phantom  Stock  Awards  were  made  after  1998.



Estimated
Value as of   Estimated
                                          % of                     Date of   Value as of
                             Number       Total      Price         Award     End of Year
                             Granted      SAR/PSAs    SARs Only    SAR/PSAs     SAR/PSAs
Name           Year          SAR/PSA      Granted     $/share         ($)         ($)
George W.      1997        36.75/36.75      25%        232.06        3,253        3,815
Hamlin, IV                                                          11,782       12,343
               1998        65.63/65.63      25%        241.99        7,941        7,941
                                                                    23,822       23,822

Robert G.      1997        22.05/22.05      15%        232.06        1,952        2,289
Sheridan                                                             7,069        7,406
               1998        39.38/39.38      15%        241.99        4,765        4,765
                                                                    14,293       14,293

  The  following  table  sets  forth below the aggregated SAR and PSA values at December
31,  1999  for  the  named  executive  officers.  The  value  of  the  SAR's  and  PSA's reflected  in the table is the per-SAR and per-PSA value of $363.00 at December 31, 1999 minus  the  related exercise price.  The per-SAR and per-PSA value was frozen at $363.00 by  the  Board  of  Directors  effective  January  1,  1999.


                 Total number of unexercised                     Total Value of
                    SAR's and PSA's at                    Unexercised in-the money SAR's
                     December 31, 1999                    and PSA's  at December 31, 1999
                ------------------------------            -------------------------------
                 Exercisable      Unexercisable            Exercisable      Unexercisable
                      (#)              (#)                     ($)                ($)
George W.
Hamlin, IV         1,205.86           307.61                  371,072            44,949

Robert G.
Sheridan             269.48           638.60                   57,827           191,785

  No  Stock  Appreciation Rights or Phantom Stock Awards were exercised by the executive officers  during
1999.














8                                                           Page  80

                                      STOCK  OPTIONS

  During  1999,  the  Company  granted  options  pursuant  to  the  Company's  1998  Stock  Option
Plan.  The  Table  below  shows  the  relevant  information  pertaining  to  the  grant  of  options during  1999  to  named  executive  officers.

Potential Realizable Value at
                                        % of                                 Assumed Annual Rates of
                          Number        Total      Base                     Stock Price Appreciation for
                          of Options   Options     Price      Expiration       The Option Term ($)(1)
Name           Year       Granted      Granted    $/share       Date(1)          5%           10%
George W.      1999        1,262         28%       360.52        2006          185,221      431,644
Hamlin, IV

Robert G.      1999          757         17%       360.52        2013          267,437      763,475
Sheridan

  (1)  Since  the  stock  options  have  no  stated  expiration  date, the expiration date for these calculations  is  the  year  of  the  grantee's  65th  birthday,  considered  normal retirement age.



  The  following  table  sets forth below the aggregated option values at December 31,
1999  for the named executive officers using an estimated market price of $437.18, the latest  average  market  value  in  1999  in  a  public  auction.



                       Total number of                      Total Value of Unexercised
                    Unexercised options at                   in-the money options at
                      December 31, 1999                          December 31, 1999
                 ------------------------------            -------------------------------
                 Exercisable      Unexercisable            Exercisable      Unexercisable
                      (#)              (#)                     ($)                ($)
George W.
Hamlin, IV            825              437                   63,245            33,500

Robert G.
Sheridan              270              488                   20,698            37,410

  No  options  were  exercised  by  the  named  executive  officers  in  1999.


  Compensation  for  the  executive  officers for whom disclosure is required by
Item 402 of Regulation S-K is determined by the Officers' Compensation Committee consisting of Daniel P. Fuller, Caroline C. Shipley and Alan J. Stone. The Committee's consideration consists of, but is not limited to, analysis of the following factors: financial performance of the company, including return on equity, return on assets, growth of the company, and management of assets and liabilities. In addition, the Officers' Compensation Committee conducts a comparison study of the company's executive compensation with that of comparable positions in similar companies within the company's peer group. The Committee also considers intangible factors such as the scope of responsibility of the executive, leadership within the company, the community and within the industry, and whether the company, under the executive's leadership, has been able to serve worthwhile public purposes while enhancing shareholder value. All of these factors are considered in the context of the market for the company's products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.













9                                                           Page  81

                                PERFORMANCE  GRAPH

                             (Omitted  Graph  Material)

The  following  is  the  data  table  for  the  graph:

                                            Period Ending
                      ----------------------------------------------------------
Index                  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
Canandaigua Nat. Corp    100.00    121.20    127.83    140.56    155.62    194.38
SNL Mid-Atl. Index       100.00    160.04    229.66    326.41    361.87    459.77
SNL <$500M Bank Index    100.00    136.80    176.08    300.16    274.06    253.69

  The above performance graph is required to be set forth in the Proxy Statement by Item 402 (1) of Regulation S-K. The theory incorporated into this requirement is that all corporations have organized orderly markets in which to exchange their securities. The graph is provided so that stockholders and prospective stockholders can compare market results with peer companies or with indexes of companies in similar businesses or having similar capitalization, e.g., those companies which are listed on the NASDAQ or NYSE.

  THE CORPORATION'S COMMON STOCK IS NOT LISTED WITH A NATIONAL SECURITIES EXCHANGE, NOR IS IT TRADED IN THE OVER-THE-COUNTER MARKET. THE CORPORATION'S COMMON STOCK IS NOT ACTIVELY TRADED; LESS THAN 1% OF THE CORPORATION'S OUTSTANDING SHARES HAVE BEEN BOUGHT AND SOLD IN ANY YEAR REPRESENTED IN THE GRAPH. DUE TO THE EXTREMELY LIMITED NUMBER OF TRANSACTIONS, THE AVERAGE SALE PRICE OF THE CORPORATION'S COMMON STOCK USED IN THE GRAPH MAY NOT BE INDICATIVE OF THE ACTUAL MARKET VALUE OF THE CORPORATION'S COMMON STOCK. THE GRAPH SET FORTH BELOW DEPICTS THE AVERAGE SALE PRICE OF THE CORPORATION'S COMMON STOCK BASED ONLY UPON TRANSACTIONS FOR WHICH THE CORPORATION HAS PRICE INFORMATION. THERE ARE PURCHASES AND SALES OF THE CORPORATION'S COMMON STOCK FOR WHICH THE CORPORATION HAS NO PRICE INFORMATION; THEREFORE, THE ACTUAL AVERAGE SALE PRICE OF ALL SHARES BOUGHT AND SOLD IN ANY QUARTER MAY BE DIFFERENT THAN SET FORTH IN THE GRAPH.































10                                                          Page  82

                    INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

  The Board of Directors has selected KPMG LLP as independent certified public accountants of Canandaigua National Corporation until the Annual Meeting held in 2000. Representatives are expected to be present at the meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they so desire.


                              FINANCIAL  INFORMATION

  Incorporated by reference and made a part hereof is the Annual Report of Canandaigua National Corporation for the year ending December 31, 1999.

                                  OTHER  MATTERS

  The Board of Directors knows of no other matters to be brought before the 2000 Annual Meeting of Stockholders. However, if other matters should come before the meeting, it is the intention of each person named in the Proxy to vote it in accordance with his or her judgment on such matters.

      By  Order  of  the  Board  of  Directors

      /s/  George  W.  Hamlin,  IV
      George  W.  Hamlin,  IV
      Secretary  -  Board  of  Directors
      February  28,  2000








































11                                                          Page  83